Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, July 27, 2005 – Pixelworks will host a conference call at 2 p.m. PDT, July 27, 2005, which can be accessed at (719) 457-2633 and using pass code 6358643.  The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com.  A replay of the conference call will be available through July 30, 2005, and can be accessed by calling (719) 457-0820 using pass code 6358643.  A replay of the Web broadcast will be available through August 28, 2005.

Pixelworks Reports Second Quarter 2005 Financial Results

•                  The second quarter financial results include the results of operations of Equator Technologies from June 15, 2005 through the end of the second quarter.

•                  Revenue of $41.3 million in the second quarter increased 3% from $40.3 million in the first quarter and decreased 15% from $48.5 million in the second quarter of 2004.  Revenue contribution in the second quarter from Equator Technologies products was negligible.

•                  Projector revenue increased 18% sequentially while LCD monitor and advanced TV revenue decreased 6% and 3%, respectively.

•                  GAAP net loss in the second quarter was ($2.3) million, or ($0.05) per share, pro forma* net loss was ($1.6) million, or ($0.03) per share.

•                  The total purchase price of Equator Technologies was $117.9 million, which includes $8.3 million representing the fair value of 1.3 million Pixelworks stock options that were exchanged for outstanding Equator stock options.

*Pro forma gross profit, income (loss) before income taxes, and net income (loss), which differs from gross profit, income (loss) before income taxes, and net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired in acquisitions, amortization of stock-based compensation, and a loss on the sale of marketable securities used to fund the acquisition of Equator Technologies.  A schedule reconciling these amounts for the three and six months ended June 30, 2005 and 2004 is included in this news release.  Pixelworks’ management believes the presentation of these non-GAAP financial measures provides useful information to investors

—more—

regarding Pixelworks’ results of operations allowing investors to better evaluate ongoing business performance. Pixelworks’ management also uses these non-GAAP financial measures internally to monitor performance of the business. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Tualatin, Ore., July 27, 2005 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the second quarter ended June 30, 2005.  As a result of the acquisition of Equator Technologies, which closed June 14, 2005, second quarter financial results include the results of operations from Equator Technologies from June 15, 2005 through June 30, 2005.

Revenue for the second quarter of 2005 was $41.3 million, a 15 percent decrease from $48.5 million in the second quarter of 2004 and a 3 percent increase from $40.3 million in the first quarter of 2005.  Revenue in the second quarter of 2005 from Equator Technologies was negligible.

“Overall, revenue in the second quarter came in as expected, although the mix was a little different than we had anticipated.  Projectors were a bright spot, experiencing robust growth, up 18% sequentially.  On the other hand, following several strong quarters of growth, our advanced television business came in weaker than we expected, down 3% sequentially.  This was largely due to the unanticipated softness from TV customers serving the European market.” said Allen Alley, President, CEO and Chairman of Pixelworks.

Net loss in accordance with generally accepted accounting principles (GAAP) in the second quarter of 2005 was ($2.3) million, or ($0.05) per share, compared with net income of $5.8 million or $0.12 per diluted share, in the second quarter of 2004 and net income of $836,000, or $0.02 per diluted share, in the first quarter of 2005.  GAAP results include non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired from Equator Technologies, amortization of stock-based compensation, and a loss on the sale of marketable securities used to fund the acquisition of Equator Technologies.  These non-cash and acquisition-related expenses, which are excluded when reporting pro forma financial results, totaled approximately $1.7 million in the second quarter of 2005 compared to $345,000 in the second quarter of 2004.

Pro forma net loss in the second quarter of 2005 was ($1.6) million, or ($0.03) per share, which compared to pro forma net income of $6.1 million, or $0.12 per diluted share in the second quarter of 2004 and pro forma net income of $1.1 million, or $0.02 per diluted share, in the first quarter of 2005.

The purchase price of Equator Technologies of $117.9 million was allocated as follows for accounting purposes (in millions):

Current Assets	$20.6
Non-current Assets	$24.6
Acquired Intangible Assets:
• Developed Technology	$36.8
• Orders Backlog	$0.6
• Trademarks	$0.2
• Customer Relationships	$3.4
• Deferred Stock Compensation	$2.2
• Goodwill	$39.7
Less:
Liabilities Assumed	$(10.2)
Total Purchase Price	$117.9

Business Outlook for Third Quarter 2005

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after June 30, 2005.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company estimates the net loss per share in the third quarter of 2005 will be ($0.10) to ($0.13) on a GAAP basis and ($0.01) to ($0.02) on a pro forma basis, based on the following estimates:

•                  Revenue of $47 to $51 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, advanced television, set-top box, and videoconferencing markets, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•                  GAAP gross profit margin of 29 to 31 percent. Pro forma gross profit margin of 41 to 43 percent, which excludes an estimated $5.5 to $6.0 million in non-cash expenses for the amortization of acquired inventory mark-up and amortization of various intangibles.  Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•                  R&D and SG&A expenses, combined, of $23.5 to $24.5 million.

•                  Non-cash operating expenses for stock-based compensation and amortization of purchased intangible assets of approximately $1.1 million (excluded for pro forma reporting purposes).

•                  Interest income, net of approximately $225,000.

•                  Effective tax rate of 40 to 50 percent of net loss before income taxes on a GAAP basis and 75 to 85 percent of pro forma net loss before taxes on a pro forma basis.  Both the GAAP and pro forma effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of income before taxes, research and development tax credits, and other factors.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images.  Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenue	$41,315	$48,509	$81,576	$93,779
Cost of revenue (1)	25,113	25,477	48,456	47,360
Gross profit	16,202	23,032	33,120	46,419

Operating expenses:
Research and development	11,571	7,953	21,013	15,657
Selling, general and administrative	6,900	6,056	13,968	11,530
Stock-based compensation and amortization of purchased intangible assets (2)	385	213	522	498
Total operating expenses	18,856	14,222	35,503	27,685
Income (loss) from operations	(2,654)	8,810	(2,383)	18,734

Interest income	1,693	528	3,408	764
Interest expense	(660)	(294)	(1,317)	(295)
Realized loss on sale of marketable securities	(779)	—	(779)	—
Amortization of debt issuance costs	(178)	(115)	(355)	(115)
Interest and other income, net	76	119	957	354
Income (loss) before income taxes	(2,578)	8,929	(1,426)	19,088

Provision for (recovery of) income taxes	(303)	3,170	13	6,776

Net income (loss)	$(2,275)	$5,759	$(1,439)	$12,312

Net income (loss) per share:
Basic	$(0.05)	$0.12	$(0.03)	$0.26
Diluted	$(0.05)	$0.12	$(0.03)	$0.25

Weighted average shares outstanding:
Basic	47,101	46,636	47,064	46,479
Diluted	47,101	51,194	47,064	49,658

(1) Includes amortization of:
Acquired developed technology	$439	$132	$571	$264
Acquired inventory mark-up	85	—	85	—
Acquired backlog	19	—	19	—
Deferred stock-based compensation	11	—	11	—
(2) Consists of amortization of:
Deferred stock-based compensation	208	91	224	255
Acquired assembled workforce	122	122	243	243
Acquired customer relationships	47	—	47	—
Acquired trademark	8	—	8	—

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenue	$41,315	$48,509	$81,576	$93,779
Cost of revenue	24,559	25,345	47,770	47,096
Pro forma gross profit	16,756	23,164	33,806	46,683

Operating expenses:
Research and development	11,571	7,953	21,013	15,657
Selling, general and administrative	6,900	6,056	13,968	11,530
Total operating expenses	18,471	14,009	34,981	27,187
Pro forma income (loss) from operations	(1,715)	9,155	(1,175)	19,496

Interest income	1,693	528	3,408	764
Interest expense	(660)	(294)	(1,317)	(295)
Amortization of debt issuance costs	(178)	(115)	(355)	(115)
Interest income, net	855	119	1,736	354
Pro forma income (loss) before income taxes	(860)	9,274	561	19,850

Provision for income taxes	783	3,170	1,099	6,776

Pro forma net income (loss)	$(1,643)	$6,104	$(538)	$13,074

Pro forma net income (loss) per share:
Basic	$(0.03)	$0.13	$(0.01)	$0.28
Diluted	$(0.03)	$0.12	$(0.01)	$0.27

Weighted average shares outstanding:
Basic	47,101	46,636	47,064	46,479
Diluted	47,101	51,194	47,064	49,658

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with U.S. generally accepted accounting principles (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$41,315	$—		$41,315	$48,509	$—		$48,509
Cost of revenue	25,113	(554	)(1)	24,559	25,477	(132	)(1)	25,345
Gross profit	16,202	554		16,756	23,032	132		23,164

Operating expenses:
Research and development	11,571	—		11,571	7,953	—		7,953
Selling, general and administrative	6,900	—		6,900	6,056	—		6,056
Stock-based compensation and amortization of purchased intangible assets	385	(385	)(2)	—	213	(213	)(2)	—
Total operating expenses	18,856	(385)		18,471	14,222	(213)		14,009
Income (loss) from operations	(2,654)	939		(1,715)	8,810	345		9,155

Interest income	1,693	—		1,693	528	—		528
Interest expense	(660)	—		(660)	(294)	—		(294)
Realized loss on sale of marketable securities	(779)	779	(3)	—	—	—		—
Amortization of debt issuance costs	(178)	—		(178)	(115)	—		(115)
Interest and other income, net	76	779		855	119	—		119
Income (loss) before income taxes	(2,578)	1,718		(860)	8,929	345		9,274

Provision for (recovery of) income taxes	(303)	1,086	(4)	783	3,170	—		3,170

Net income (loss)	$(2,275)	$632		$(1,643)	$5,759	$345		$6,104

Net income (loss) per share:
Basic	$(0.05)			$(0.03)	$0.12			$0.13
Diluted	$(0.05)			$(0.03)	$0.12			$0.12

Weighted average shares outstanding:
Basic	47,101			47,101	46,636			46,636
Diluted	47,101			47,101	51,194			51,194

(1)          Non-cash expenses for the amortization of acquired developed technology, acquired inventory mark-up, acquired backlog and deferred stock-based compensation.

(2)          Non-cash expenses for the amortization of deferred stock-based compensation, acquired assembled workforce, acquired customer relationships and acquired trademark.

(3)          Realized loss associated with the sale of marketable securities to fund the Equator acquisition.

(4)          Adjustment to record the tax impact of the pro forma adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$81,576	$—		$81,576	$93,779	$—		$93,779
Cost of revenue	48,456	(686	)(1)	47,770	47,360	(264	)(1)	47,096
Gross profit	33,120	686		33,806	46,419	264		46,683

Operating expenses:
Research and development	21,013	—		21,013	15,657	—		15,657
Selling, general and administrative	13,968	—		13,968	11,530	—		11,530
Stock-based compensation and amortization of purchased intangible assets	522	(522	)(2)	—	498	(498	)(2)	—
Total operating expenses	35,503	(522)		34,981	27,685	(498)		27,187
Income (loss) from operations	(2,383)	1,208		(1,175)	18,734	762		19,496

Interest income	3,408	—		3,408	764	—		764
Interest expense	(1,317)	—		(1,317)	(295)	—		(295)
Realized loss on sale of marketable securities	(779)	779	(3)	—	—	—		—
Amortization of debt issuance costs	(355)	—		(355)	(115)	—		(115)
Interest and other income, net	957	779		1,736	354	—		354
Income (loss) before income taxes	(1,426)	1,987		561	19,088	762		19,850

Provision for income taxes	13	1,086	(4)	1,099	6,776	—		6,776

Net income (loss)	$(1,439)	$901		$(538)	$12,312	$762		$13,074

Net income (loss) per share:
Basic	$(0.03)			$(0.01)	$0.26			$0.28
Diluted	$(0.03)			$(0.01)	$0.25			$0.27

Weighted average shares outstanding:
Basic	47,064			47,064	46,479			46,479
Diluted	47,064			47,064	49,658			49,658

(1)          Non-cash expenses for the amortization of acquired developed technology, acquired inventory mark-up, acquired backlog and deferred stock-based compensation.

(2)          Non-cash expenses for the amortization of deferred stock-based compensation, acquired assembled workforce, acquired customer relationships and acquired trademark.

(3)          Realized loss associated with the sale of marketable securities to fund the Equator acquisition.

(4)          Adjustment to record the tax impact of the pro forma adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2005	December 31, 2004

ASSETS

Current assets:
Cash and cash equivalents	$35,234	$32,585
Short-term marketable securities	106,615	160,213
Accounts receivable, net	18,133	14,605
Inventories, net	25,000	18,575
Prepaid expenses and other current assets	7,190	4,856
Total current assets	192,172	230,834

Long-term marketable securities	20,831	79,483
Property and equipment, net	15,328	12,444
Other assets, net	13,799	8,101
Debt issuance costs, net	4,135	4,483
Deferred tax assets, net	28,591	4,868
Acquired intangible assets, net	42,632	2,520
Goodwill	120,603	80,836
Total assets	$438,091	$423,569

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,526	$5,946
Accrued liabilities and current portion of long-term liabilities	18,811	12,842
Income taxes payable	314	2,393
Total current liabilities	26,651	21,181

Long-term liabilities, net of current portion	3,674	365
Long-term debt	150,000	150,000
Total liabilities	180,325	171,546

Shareholders’ equity	257,766	252,023
Total liabilities and shareholders’ equity	$438,091	$423,569